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                                                                    EXHIBIT 3.20

                           ARTICLES OF INCORPORATION
                                       OF
                         LIFECARE REALTY SERVICES, INC.

     The undersigned subscriber hereby forms a corporation pursuant to Chapter 607 of the Statutes of the State of Florida.

     ARTICLE I. NAME  The name of the corporation shall be:

                         LIFECARE REALTY SERVICES, INC.

     ARTICLE II. ADDRESS The street address and mailing address of the initial principal office of the corporation is as follows: 7315 Pelican Bay Boulevard, Naples, Florida 33963.

     ARTICLE III. CAPITAL STOCK

     (a) The maximum number of shares of stock that the corporation is authorized to have outstanding at any time shall be 5,000 shares of common stock, all of one class, at $1.00 per share par value;

     (b) The consideration to be paid for each share shall be payable in lawful money or property, labor or services.

     ARTICLE IV. PRE-EMPTIVE RIGHTS Each shareholder of this corporation shall have the first right to purchase shares (and securities convertible into shares) of any class, kind or series of stock in this corporation that may from time to time be issued (whether or not presently authorized), including shares from the treasury of this corporation, in the ratio that the number of shares he holds at the time of issue bears to the total number of shares outstanding, exclusive of treasury shares. This right shall be deemed waived by any shareholder who does not exercise it and pay for the shares pre-empted within thirty (30) days of receipt of a notice in writing from the corporation, stating the prices, terms and conditions of the issue of shares, and inviting him to exercise his pre-emptive rights. This right may also be waived by affirmative written waiver submitted by the shareholder to the corporation within thirty (30) days of receipt of notice from the corporation.

     ARTICLE V. INITIAL REGISTERED OFFICE AND AGENT The name and address of the initial registered agent and office of this corporation is as follows:

               J. Wayne Falbey
               801 Laurel Oak Drive, Suite 500
               Naples, Florida 33963


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     ARTICLE VI.  INCORPORATOR  The name and address of the incorporator signing these Articles of Incorporation is:

               J. Wayne Falbey
               801 Laurel Oak Drive, Suite 500
               Naples, Florida 33963

     ARTICLE VII. DIRECTORS All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This corporation shall have three Directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified. The names and street addresses of the initial members of the Board of Directors are:

     Steven H. Foures    801 Laurel Oak Drive, Suite 500
                         Naples, Florida 33963

     Robert E. Faust     801 Laurel Oak Drive, Suite 500
                         Naples, Florida 33963

     Alice J. Carlson    801 Laurel Oak Drive, Suite 500
                         Naples, Florida 33963

     ARTICLE VIII.  DURATION  The period of its duration is perpetual.

     ARTICLE IX. PURPOSE The general nature and purposes of business to be transacted, promoted and carried on by the corporation are as follows:

     (a) to engage in every aspect of the brokering of services in real property transactions in Florida, and all fields of specialization therein, as are engaged in by real estate brokers and salespersons licensed pursuant to Chapter 475, Florida Statutes;

     (b) to engage and render the professional services involved only through its officers, agents and employees who shall be in good standing with the Florida Real Estate Commission and duly licensed or otherwise legally authorized within the State of Florida to render the same professional service as this corporation;

     (c) to do everything necessary and proper in accomplishing the purposes herein set forth and to do anything incidental thereto which is not forbidden under the laws of the State of Florida.

     ARTICLE X. INFORMAL SHAREHOLDER ACTION Any action of the shareholders may be taken without a meeting if consent in writing


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setting forth the action so taken shall be signed by all the shareholders entitled to vote upon such action at a meeting and filed with the Secretary of the corporation as part of the corporate records.

      ARTICLE XI. INFORMAL DIRECTOR ACTION If all of the directors severally or collectively consent in writing to any action taken or to be taken by the corporation, and the writings evidencing their consent are filed with the Secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

      ARTICLE XII. LICENSE STATUS OF OFFICERS AND DIRECTORS REQUIRED All officers and directors of this corporation required to register and maintain registration with the Florida Real Estate Commission shall be so registered. All officers and directors who perform or personally direct, sales or sales forces, advertising, soliciting or who come in contact with the owners of property listed or to be listed or with the investing public, in connection with real estate brokerage transactions, shall be in good standing and duly licensed, and shall renew, as active real estate brokers with the Florida Real Estate Commission, Department of Professional Regulation. Officers who perform no duties or only clerical duties, are not required to be licensed or renew as active Members of the Board of Directors who have no other connection with the corporation than the attendance at periodic meetings of the Board of Directors and the performance of the usual and customary duties of a director are not required to be licensed as active real estate brokers by the Florida Real Estate Commission. This corporation shall cause to register, and biennially renew the license of at least one (1) officer as an active real estate broker, so registered with the Florida Real Estate Commission.

      ARTICLE XIII. SEVERANCE AND TERMINATION OF EMPLOYMENT If any officer, director, stockholder, agent or employee of this corporation becomes legally disqualified to render the services for which the corporation is organized, or accepts employment that places restrictions or limitations on his continued rendering of such services, he or she shall forthwith sever all employment with the corporation, and shall not thereafter participate or share, directly or indirectly, in any earnings or profits realized by the corporation on account of the rendering of such services. The corporation shall forthwith, upon such disqualification of any shareholder, purchase such shareholder's shares and pay him or her all amounts owing and lawfully due him or her by the corporation, except that such shares shall not be entitled to dividends.

      ARTICLE XIV. INDEMNIFICATION The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.



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      ARTICLE XV. AMENDMENT OF ARTICLES  This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

      IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 17th day of May, 1995.


                                           /s/ J. WAYNE FALBEY
                                         --------------------------------
                                               J. Wayne Falbey


STATE OF FLORIDA
COUNTY OF COLLIER

      The foregoing Articles of Incorporation were acknowledged before me this 17th day of May, 1995, by J. Wayne Falbey.


                                         /s/ CARIN A. MELBY
[SEAL]                                   --------------------------------
                                         Notary Public
                                         Carin A. Melby
                                         Commission No. CC245135
                                         My Commission Expires: 12/8/96


                   CONSENT AND ACCEPTANCE OF REGISTERED AGENT

      J. Wayne Falbey of 801 Laurel Oak Drive, Suite 500, Naples, Florida 33963, hereby consents to designation as Registered Agent in the foregoing Articles of Incorporation.


                                           /s/ J. WAYNE FALBEY
                                         --------------------------------
                                               J. Wayne Falbey




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                           ACTION BY WRITTEN CONSENT
                       IN LIEU OF SPECIAL MEETING OF THE
                              SOLE SHAREHOLDER OF
                          WCI LIFESTYLES REALTY, INC.


      The undersigned, being the sole shareholder of WCI Lifestyles Realty, Inc., does hereby consent and agree to the following corporate action:

      RESOLVED, that the name of the corporation is hereby changed from WCI LIFESTYLES REALTY, INC. to FLORIDA DESIGN COMMUNITIES, INC.

      FURTHER RESOLVED, that this name change shall be effective July 14, 1999.

      FURTHER RESOLVED, that the President or Vice President of the corporation is hereby authorized to execute and file Articles of Amendment all other documents necessary to effectuate such change of name.

      DATED: July 14, 1999.



                                     BAY COLONY-GATEWAY, INC.



                                     By:  /s/ VIVIEN N. HASTINGS
                                         -------------------------------
                                              Vivien N. Hastings
                                              Senior Vice President
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                             ARTICLES OF AMENDMENT                 FILED
                                       TO                    99 JUL 16 AM 11:55
                           ARTICLES OF INCORPORATION
                                       OF                    SECRETARY OF STATE
                           WCI LIFESTYLES REALTY, INC.      TALLAHASSEE, FLORIDA

     Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the corporation is hereby changed from
WCI LIFESTYLES REALTY, INC. to FLORIDA DESIGN COMMUNITIES, INC.

     SECOND:   This Amendment was adopted and shall become effective on July
14, 1999.

     THIRD:    This amendment was approved by Bay Colony-Gateway, Inc., the sole shareholder of the undersigned corporation.

     Signed this 14th day of July, 1999.

                                        WCI LIFESTYLE REALTY, INC.


                                        By: /s/ WANDA Z. CROSS
                                            ------------------------------------
                                            Wanda Z. Cross
                                            President


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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                        LIFECARE REALTY SERVICES, INC.

     Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the corporation is hereby changed from
LIFECARE REALTY SERVICES, INC. to WCI LIFESTYLES REALTY, INC.

     SECOND:   This Amendment was adopted and shall become effective on April
25, 1996.

     THIRD:    This amendment was approved by Bay Colony-Gateway, Inc., the sole shareholder of the undersigned corporation.

     Signed this 25th day of April, 1996.

                                        LIFECARE REALTY SERVICES, INC.


                                        By: /s/ J.B. STORY
                                            ------------------------------------
                                            J.B. Story
                                            President